CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of
Sogua (BVI) Limited and Its Subsidiaries

We hereby consent to incorporation by reference in this Registration Statement on Form F-1 of our report dated June 20, 2008 (except for notes 12 and 13 for which the date is September 9, 2008), relating to the financial statements of Sogua (BVI) Limited and Its Subsidiaries as of December 31, 2007 and for the year then ended.

We also consent to the reference to us under the heading "Experts " in such Registration Statement.

/s/ Gruber & Company, LLC
Lake Saint Louis, Missouri
November 3, 2008